FOR IMMEDIATE RELEASE	November 1, 2021

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2021
Third Quarter Summary1
•Net income for the third quarter was $16.3 million, or $1.03 per diluted common share.
◦Total revenue, net of interest expense, of $49.5 million.
◦Credit loss benefit of $1.1 million.
◦Noninterest expense of $29.8 million.
•Excluding Paycheck Protection Program ("PPP") loans, commercial loans were $2.64 billion2, as compared to $2.61 billion2 at the end of the second quarter of 2021 (the "linked quarter"), an increase of 1.2%.
•Efficiency ratio was 56.34%2.
•Nonperforming assets declined 19.0% and the net charge-off ratio was a recovery of 10 basis points ("bps").
•Cost of average total deposits decreased 2 bps to 0.26% and cost of funds decreased 3 bps to 0.37%.
•On November 1, 2021, entered into a definitive agreement pursuant to which the Company will acquire Iowa First Bancshares Corp. and its banking subsidiaries in Muscatine and Fairfield, Iowa.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the third quarter of 2021 of $16.3 million, or $1.03 per diluted common share, compared to net income of $17.3 million, or $1.08 per diluted common share, for the linked quarter.
CEO COMMENTARY
Charles Funk, Chief Executive Officer of the Company, commented, "We are excited to expand our footprint to Muscatine and to grow our market share in Fairfield, the seat of Jefferson County, with MidWestOne's acquisition of Iowa First Bancshares Corp. ("IOFB"). With this acquisition, we will have the number one deposit market share in both Muscatine and Jefferson counties. We believe MidWestOne's brand of banking will fit very will with IOFB's brand, and we look forward to meeting our new customers and employees over the next few months. Notably, this transaction will provide good earnings momentum for 2022 and beyond.

The third quarter of 2021 was a strong one for our Company with earnings of $1.03 per diluted common share, a 12.00% return on average equity, and a 15.06% return on average tangible equity2. In a very tough operating environment, we were able to increase our commercial loans, excluding PPP loans, by 1.2%. We are also extremely pleased with the progress being made in asset quality. The year over year decline of 15 bps in our nonperforming loans ratio to 1.03% and the 30 bps decline in the net charge-off ratio to a net recovery ratio of 10 bps are especially impressive. Our trust and investment services group continued to build its business in the third quarter of 2021 and is on track to achieve record revenues in 2021. While we saw our mortgage loan closings trail off in the third quarter of 2021, we nonetheless expect a solid fourth quarter from this business line. With respect to capital, we continue to find value in repurchasing our shares at a price just above our tangible book value per share. Finally, our bankers continue to assist our customers in working through PPP loan forgiveness. We anticipate another sizeable amount of PPP loan forgiveness in the fourth quarter."

1 Third Quarter Summary compares to the linked quarter unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

FINANCIAL HIGHLIGHTS	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Net interest income	$40,340	$38,505	$37,809	$117,462	$113,927
Noninterest income	9,182	10,218	9,570	31,224	27,994
Total revenue, net of interest expense	49,522	48,723	47,379	148,686	141,921
Credit loss (benefit) expense	(1,080)	(2,144)	4,992	(7,958)	31,410
Noninterest expense	29,778	28,670	59,939	86,148	117,978
Income (loss) before income tax expense	20,824	22,197	(17,552)	70,496	(7,467)
Income tax expense	4,513	4,926	2,272	15,266	2,620
Net income (loss)	$16,311	$17,271	$(19,824)	$55,230	$(10,087)
Diluted earnings (loss) per share	$1.03	$1.08	$(1.23)	$3.46	$(0.63)

Return on average assets	1.11%	1.18%	(1.48)%	1.29%	(0.27)%
Return on average equity	12.00%	13.24%	(14.88)%	14.03%	(2.60)%
Return on average tangible equity(1)	15.06%	16.75%	12.56%	17.69%	8.58%
Efficiency ratio(1)	56.34%	54.83%	55.37%	53.95%	55.95%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
COVID-19 UPDATE
Loan Modifications
As of September 30, 2021, the outstanding balance of loans modified as a result of the COVID-19 pandemic totaled $4.5 million, a decline of 78.6% from $21.0 million at June 30, 2021. The decline from the end of the second quarter of 2021 was due largely to one commercial real estate loan where the borrower resumed making payments.
PPP Loans
The following table presents PPP loan measures as of the dates indicated:

	September 30, 2021						June 30, 2021
	Round 1(3)		Round 2(3)		Total		Round 1(3)		Round 2(3)		Total
(Dollars in millions)	#	$	#	$	#	$	#	$	#	$	#	$
Total PPP Loans Funded	2,681	348.5	2,175	149.3	4,856	497.8	2,681	348.5	2,175	149.3	4,856	497.8
PPP Loan Forgiveness(1)	2,478	323.7	1,514	72.9	3,992	396.6	2,247	285.7	441	12.3	2,688	298.0
Outstanding PPP Loans(2)	184	16.3	661	73.1	845	89.4	416	53.9	1,734	130.5	2,150	184.4

Unearned Income	$0.1		$2.8		$2.9		$0.5		$6.0		$6.5
(1) Excluded from the PPP Loan Forgiveness is $9.1 million as of September 30, 2021 and $8.9 million as of June 30, 2021 of PPP loans that were paid off by the borrower prior to forgiveness.
(2) Outstanding loans are presented net of unearned income.
(3) Round 1 refers to PPP loan applications from the first wave of funding made available through the CARES Act, which was signed into law by President Trump in March 2020. Round 2 refers to the second wave of PPP funding made available through the Consolidated Appropriations Act, 2021, which was signed into law by President Trump in December 2020 and extended by the PPP Extension Act of 2021, which was signed into law by President Biden in March 2021.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income increased to $40.3 million in the third quarter of 2021 from $38.5 million in the second quarter of 2021 due primarily to increased PPP loan fee accretion stemming from loan forgiveness. Net PPP loan fee accretion was $3.6 million in the third quarter of 2021 compared to $2.5 million in the linked quarter.
Average interest earning assets decreased $32.5 million to $5.49 billion in the third quarter of 2021, compared to the second quarter of 2021, which includes a $90.4 million reduction in average PPP loan balances due to forgiveness. Adjusting for the $90.4 million in average PPP loan balance decline, average interest earning assets increased $57.9 million, primarily due to non-PPP loan growth.
The Company's tax equivalent net interest margin was 3.00% in the third quarter of 2021 compared to 2.88% in the linked quarter due to higher earning asset yields and lower funding costs. Total earning asset yields increased 9 bps from the linked quarter due primarily to the increased PPP net loan fee accretion described above. The cost of interest bearing liabilities decreased 3 bps to 0.46%, primarily as a result of interest bearing deposit costs of 0.32%, which declined 3 bps from the linked quarter.
Noninterest Income
Noninterest income for the third quarter of 2021 decreased $1.0 million, or 10.1%, from the linked quarter. The decrease was primarily due to a $1.2 million decrease in loan revenue. The decline in loan revenue included a $0.9 million reduction in mortgage origination fees stemming from lower gain on sale margins and decreased volumes of home mortgage loans as well as a $0.4 million decline in the fair value of our mortgage servicing rights.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	September 30,	June 30,	September 30,
(In thousands)	2021	2021	2020
Investment services and trust activities	$2,915	$2,809	$2,361
Service charges and fees	1,613	1,475	1,491
Card revenue	1,820	1,913	1,600
Loan revenue	1,935	3,151	3,252
Bank-owned life insurance	532	538	530
Investment securities gains, net	36	42	106
Other	331	290	230
Total noninterest income	$9,182	$10,218	$9,570
Noninterest Expense
Noninterest expense for the third quarter of 2021 increased $1.1 million, or 3.9%, from the linked quarter primarily due to an increase of $0.7 million in 'other' noninterest expense and a $0.3 million increase in occupancy expense of premises, net. The increase in 'other' noninterest expense was primarily due to expenses of $0.7 million related to the settlement of litigation claims. The increase in occupancy expense of premises, net was primarily attributable to the disposal and write-down of fixed assets totaling $0.3 million. The increase in noninterest expense, as well as the decline in noninterest income noted above, were the primary drivers of the increase in the efficiency ratio, which increased 1.51 percentage points to 56.34%, as compared to the linked quarter efficiency ratio of 54.83%.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	September 30,	June 30,	September 30,
(In thousands)	2021	2021	2020
Compensation and employee benefits	$17,350	$17,404	$16,460
Occupancy expense of premises, net	2,547	2,198	2,278
Equipment	1,973	1,861	1,935
Legal and professional	1,272	1,375	1,184
Data processing	1,406	1,347	1,308
Marketing	1,022	873	857
Amortization of intangibles	1,264	1,341	1,631
FDIC insurance	435	245	470
Communications	275	371	428
Foreclosed assets, net	43	136	13
Other	2,191	1,519	1,875
Total core noninterest expense	$29,778	$28,670	$28,439
Goodwill impairment	—	—	31,500
Total noninterest expense	$29,778	$28,670	$59,939
Income Taxes
The effective income tax rate was 21.7% in the third quarter of 2021 compared to 22.2% in the linked quarter. The effective income tax rate in the third quarter of 2021 reflected income tax expense based on the statutory rate and state income taxes, net of federal income tax benefits, primarily due to the net income earned during the quarter, offset by benefits related to tax-exempt interest and bank-owned life insurance. The effective income tax rate for the full year 2021 is expected to be in the range of 20-22%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in millions, except per share amounts)	2021	2021	2020
Ending Balance Sheet
Total assets	$5,875.4	$5,749.2	$5,330.7
Loans held for investment, net of unearned income	3,268.6	3,330.2	3,537.4
Total securities held for investment	2,136.9	2,072.5	1,366.3
Total deposits	4,957.8	4,792.7	4,333.6
Average Balance Sheet
Average total assets	$5,811.2	$5,851.7	$5,311.4
Average total loans	3,356.7	3,396.6	3,576.6
Average total deposits	4,882.8	4,875.3	4,317.2
Funding and Liquidity
Short-term borrowings	$187.5	$212.3	$183.9
Long-term debt	154.9	169.8	245.5
Loans to deposits ratio	65.93%	69.48%	81.63%
Equity
Total shareholders' equity	$530.3	$530.3	$499.1
Common equity ratio	9.03%	9.22%	9.36%
Tangible common equity(1)	446.7	445.4	409.8
Tangible common equity ratio(1)	7.71%	7.86%	7.82%
Per Share Data
Book value	$33.71	$33.22	$31.00
Tangible book value(1)	$28.40	$27.90	$25.45
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $61.5 million, or 1.8%, to $3.27 billion from June 30, 2021, driven primarily by PPP loan forgiveness and partially offset by higher revolving line of credit utilization, which increased 2% from the linked quarter to 32% at September 30, 2021 and new loan production.

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	September 30, 2021		June 30, 2021		September 30, 2020
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$927,258	28.4%	$982,092	29.5%	$1,103,102	31.2%
Agricultural	106,356	3.3	107,834	3.2	129,453	3.7
Commercial real estate
Construction and development	146,417	4.5	168,070	5.0	191,423	5.4
Farmland	130,936	4.0	134,877	4.1	152,362	4.3
Multifamily	273,347	8.4	255,826	7.7	235,241	6.7
Other	1,148,658	35.0	1,147,016	34.4	1,128,009	31.8
Total commercial real estate	1,699,358	51.9	1,705,789	51.2	1,707,035	48.2
Residential real estate
One-to-four family first liens	334,267	10.2	332,117	10.0	371,390	10.5
One-to-four family junior liens	133,869	4.1	136,464	4.1	150,180	4.2
Total residential real estate	468,136	14.3	468,581	14.1	521,570	14.7
Consumer	67,536	2.1	65,860	2.0	76,272	2.2
Loans held for investment, net of unearned income	$3,268,644	100.0%	$3,330,156	100.0%	$3,537,432	100.0%

Total commitments to extend credit	$950,157		$959,696		$893,147
Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Nine Months Ended
Allowance for Credit Losses Roll Forward	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2021	2021	2020	2021	2020
Beginning balance	$48,000	$50,650	$55,644	$55,500	$29,079
Cumulative effect of change in accounting principle - CECL	—	—	—	—	3,984
Charge-offs	(234)	(840)	(2,188)	(2,077)	(5,788)
Recoveries	1,114	434	347	2,235	882
Net recoveries (charge-offs)	880	(406)	(1,841)	158	(4,906)
Credit loss (benefit) expense related to loans	(980)	(2,244)	4,697	(7,758)	30,343
Ending balance	$47,900	$48,000	$58,500	$47,900	$58,500

As of September 30, 2021, the allowance for credit losses ("ACL") was $47.9 million, or 1.47% of loans held for investment, net of unearned income, compared with $48.0 million, or 1.44% of loans held for investment, net of unearned income, at June 30, 2021. After excluding net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income, decreased to 1.51%(1) as of September 30, 2021, from 1.53%(1) at June 30, 2021. The decline in the ACL during the third quarter reflected overall improvements in the economic forecast and stabilization of the credit profile outlook when compared to the linked quarter.
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	September 30, 2021		June 30, 2021		September 30, 2020
(dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$999,887	20.2%	$952,764	19.9%	$864,504	19.9%
Interest checking deposits	1,464,389	29.5	1,414,942	29.6	1,230,146	28.5
Money market deposits	989,095	20.0	936,683	19.5	871,336	20.1
Savings deposits	616,924	12.4	596,199	12.4	486,876	11.2
Total non-maturity deposits	4,070,295	82.1	3,900,588	81.4	3,452,862	79.7
Time deposits of $250 and under	522,907	10.5	538,331	11.2	617,229	14.2
Time deposits over $250	364,579	7.4	353,747	7.4	263,550	6.1
Total time deposits	887,486	17.9	892,078	18.6	880,779	20.3
Total deposits	$4,957,781	100.0%	$4,792,666	100.0%	$4,333,641	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	September 30,	June 30,	September 30,
(dollars in thousands)	2021	2021	2020
Credit loss (benefit) expense related to loans	$(980)	$(2,244)	$4,697
Net (recoveries) charge-offs	$(880)	$406	$1,841
Net (recovery) charge-off ratio(1)	(0.10)%	0.05%	0.20%

At period-end
Pass	$3,069,314	$3,102,688	$3,230,611
Special Mention / Watch	82,871	115,414	176,702
Classified	116,459	112,054	130,119
Total loans held for investment, net	$3,268,644	$3,330,156	$3,537,432
Classified loans ratio(2)	3.56%	3.36%	3.68%

Nonaccrual loans held for investment	$33,657	$40,764	$39,071
Accruing loans contractually past due 90 days or more	51	665	2,593
Total nonperforming loans	33,708	41,429	41,664
Foreclosed assets, net	454	755	724
Total nonperforming assets	$34,162	$42,184	$42,388
Nonperforming loans ratio(3)	1.03%	1.24%	1.18%
Nonperforming assets ratio(4)	0.58%	0.73%	0.80%
Allowance for credit losses	$47,900	$48,000	$58,500
Allowance for credit losses ratio(5)	1.47%	1.44%	1.65%
Adjusted allowance for credit losses ratio(6)	1.51%	1.53%	1.82%
(1) Net (recovery) charge-off ratio is calculated as annualized net (recoveries) charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
The following table presents a roll forward of nonperforming loans for the period indicated:

Nonperforming Loans
(dollars in thousands)	Nonaccrual	90+ Days Past Due & Still Accruing	Total
Balance at June 30, 2021	$40,764	$665	$41,429
Loans placed on nonaccrual or 90+ days past due & still accruing	574	105	679
Repayments (including interest applied to principal)	(5,370)	—	(5,370)
Loans returned to accrual status or no longer past due	(2,256)	(666)	(2,922)
Charge-offs	(50)	(53)	(103)
Transfers to foreclosed assets	(5)	—	(5)
Balance at September 30, 2021	$33,657	$51	$33,708

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	September 30,	June 30,	September 30,
	2021 (1)	2021	2020
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage ratio	8.70%	8.50%	8.52%
Common equity tier 1 capital ratio	10.26%	10.26%	9.72%
Tier 1 capital ratio	11.20%	11.21%	10.73%
Total capital ratio	13.58%	13.63%	13.56%
MidWestOne Bank
Tier 1 leverage ratio	9.41%	9.15%	9.26%
Common equity tier 1 capital ratio	12.14%	12.09%	11.75%
Tier 1 capital ratio	12.14%	12.09%	11.75%
Total capital ratio	13.05%	13.02%	12.95%
(1) Capital ratios for September 30, 2021 are preliminary

CORPORATE UPDATE
Iowa First Bancshares Corp. Pending Acquisition
On November 1, 2021, the Company and IOFB, the holding company of First National Bank of Muscatine (“FNBM”) and First National Bank in Fairfield (“FNBF”), jointly announced the signing of a definitive agreement pursuant to which the Company will acquire IOFB, FNBM, and FNBF. The acquisition will add to the Company's existing presence in Fairfield, Iowa and will expand the Company's footprint into Muscatine, Iowa.
Share Repurchase Program
Under the current repurchase program, the Company repurchased 235,277 shares of its common stock at an average price of $29.24 per share and a total cost of $6.9 million in the third quarter of 2021. At September 30, 2021, the total amount available under the Company's current share repurchase program was $7.6 million.
Banking Office Consolidation
Effective January 27, 2022, the Company plans to consolidate its 32nd Street banking office into the nearby Main Street banking office in Dubuque, Iowa. This banking office consolidation is part of the Company's strategy to improve operating efficiency. The Company estimates the banking office consolidation will reduce its annual operating expenses by approximately $309 thousand.

Wealth Management Update
Subsequent to September 30, 2021, the Company strengthened its wealth management capabilities with the addition of an experienced wealth management team in Eastern Iowa. The team collectively has more than 120 years of experience providing wealth management services to clients and is led by an experienced wealth professional with a focus on planning services who was most recently with a super-regional bank. The team is a strong cultural fit and strategically aligns with our measured pursuit of growth in noninterest income streams.

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Tuesday, November 2, 2021. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until February 1, 2022, by calling 877-344-7529 and using the replay access code of 10159709. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (5) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (6) the effects of interest rates, including on our net income and the value of our securities portfolio; (7) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (8) fluctuations in the value of our investment securities; (9) governmental monetary and fiscal policies; (10) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (11) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (12) the ability to attract and retain key executives and employees experienced in banking and financial services; (13) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (14) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (15) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (16) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (17) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$53,562	$52,297	$57,154	$65,078	$71,901
Interest earning deposits in banks	84,952	11,124	80,924	17,409	55,421
Federal funds sold	—	13	7,691	172	7,540
Total cash and cash equivalents	138,514	63,434	145,769	82,659	134,862
Debt securities available for sale at fair value	2,136,902	2,072,452	1,896,894	1,657,381	1,366,344
Loans held for sale	58,679	6,149	58,333	59,956	13,096
Gross loans held for investment	3,278,150	3,344,156	3,374,076	3,496,790	3,555,969
Unearned income, net	(9,506)	(14,000)	(15,915)	(14,567)	(18,537)
Loans held for investment, net of unearned income	3,268,644	3,330,156	3,358,161	3,482,223	3,537,432
Allowance for credit losses	(47,900)	(48,000)	(50,650)	(55,500)	(58,500)
Total loans held for investment, net	3,220,744	3,282,156	3,307,511	3,426,723	3,478,932
Premises and equipment, net	84,130	84,667	85,581	86,401	87,955
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	21,130	22,394	23,735	25,242	26,811
Foreclosed assets, net	454	755	1,487	2,316	724
Other assets	152,393	154,731	155,525	153,493	159,507
Total assets	$5,875,423	$5,749,215	$5,737,312	$5,556,648	$5,330,708
LIABILITIES
Noninterest bearing deposits	$999,887	$952,764	$958,526	$910,655	$864,504
Interest bearing deposits	3,957,894	3,839,902	3,836,037	3,636,394	3,469,137
Total deposits	4,957,781	4,792,666	4,794,563	4,547,049	4,333,641
Short-term borrowings	187,508	212,261	175,785	230,789	183,893
Long-term debt	154,860	169,839	201,696	208,691	245,481
Other liabilities	45,010	44,156	53,948	54,869	68,612
Total liabilities	5,345,159	5,218,922	5,225,992	5,041,398	4,831,627
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,327	299,888	299,747	300,137	299,939
Retained earnings	232,639	219,884	206,230	188,191	175,017
Treasury stock	(22,735)	(15,888)	(15,278)	(14,251)	(12,272)
Accumulated other comprehensive income	3,452	9,828	4,040	24,592	19,816
Total shareholders' equity	530,264	530,293	511,320	515,250	499,081
Total liabilities and shareholders' equity	$5,875,423	$5,749,215	$5,737,312	$5,556,648	$5,330,708

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
Interest income
Loans, including fees	$36,115	$34,736	$36,542	$38,239	$38,191	$107,393	$120,417
Taxable investment securities	6,655	6,483	5,093	4,673	4,574	18,231	12,937
Tax-exempt investment securities	2,428	2,549	2,555	2,529	2,360	7,532	5,730
Other	21	19	14	29	29	54	233
Total interest income	45,219	43,787	44,204	45,470	45,154	133,210	139,317
Interest expense
Deposits	3,150	3,409	3,608	4,265	5,296	10,167	19,654
Short-term borrowings	132	161	128	142	175	421	772
Long-term debt	1,597	1,712	1,851	2,026	1,874	5,160	4,964
Total interest expense	4,879	5,282	5,587	6,433	7,345	15,748	25,390
Net interest income	40,340	38,505	38,617	39,037	37,809	117,462	113,927
Credit loss (benefit) expense	(1,080)	(2,144)	(4,734)	(3,041)	4,992	(7,958)	31,410
Net interest income after credit loss (benefit) expense	41,420	40,649	43,351	42,078	32,817	125,420	82,517
Noninterest income
Investment services and trust activities	2,915	2,809	2,836	2,518	2,361	8,560	7,114
Service charges and fees	1,613	1,475	1,487	1,571	1,491	4,575	4,607
Card revenue	1,820	1,913	1,536	1,517	1,600	5,269	4,202
Loan revenue	1,935	3,151	4,730	3,900	3,252	9,816	6,285
Bank-owned life insurance	532	538	542	541	530	1,612	1,685
Investment securities gains, net	36	42	27	30	106	105	154
Other	331	290	666	549	230	1,287	3,947
Total noninterest income	9,182	10,218	11,824	10,626	9,570	31,224	27,994
Noninterest expense
Compensation and employee benefits	17,350	17,404	16,917	17,638	16,460	51,671	48,759
Occupancy expense of premises, net	2,547	2,198	2,318	2,476	2,278	7,063	6,872
Equipment	1,973	1,861	1,793	2,040	1,935	5,627	5,825
Legal and professional	1,272	1,375	783	2,052	1,184	3,430	4,101
Data processing	1,406	1,347	1,252	1,460	1,308	4,005	3,902
Marketing	1,022	873	1,006	986	857	2,901	2,829
Amortization of intangibles	1,264	1,341	1,507	1,569	1,631	4,112	5,407
FDIC insurance	435	245	512	495	470	1,192	1,363
Communications	275	371	409	412	428	1,055	1,334
Foreclosed assets, net	43	136	47	(35)	13	226	185
Goodwill impairment	—	—	—	—	31,500	—	31,500
Other	2,191	1,519	1,156	2,822	1,875	4,866	5,901
Total noninterest expense	29,778	28,670	27,700	31,915	59,939	86,148	117,978
Income (loss) before income tax expense	20,824	22,197	27,475	20,789	(17,552)	70,496	(7,467)
Income tax expense	4,513	4,926	5,827	4,079	2,272	15,266	2,620
Net income (loss)	$16,311	$17,271	$21,648	$16,710	$(19,824)	$55,230	$(10,087)

Earnings (loss) per common share
Basic	$1.03	$1.08	$1.35	$1.04	$(1.23)	$3.47	$(0.63)
Diluted	$1.03	$1.08	$1.35	$1.04	$(1.23)	$3.46	$(0.63)
Weighted average basic common shares outstanding	15,841	15,987	15,991	16,074	16,099	15,939	16,112
Weighted average diluted common shares outstanding	15,863	16,012	16,021	16,092	16,099	15,963	16,112
Dividends paid per common share	$0.2250	$0.2250	$0.2250	$0.2200	$0.2200	$0.6750	$0.6600

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Earnings:
Net interest income	$40,340	$38,505	$37,809	$117,462	$113,927
Noninterest income	9,182	10,218	9,570	31,224	27,994
Total revenue, net of interest expense	49,522	48,723	47,379	148,686	141,921
Credit loss (benefit) expense	(1,080)	(2,144)	4,992	(7,958)	31,410
Noninterest expense	29,778	28,670	59,939	86,148	117,978
Income (loss) before income tax expense	20,824	22,197	(17,552)	70,496	(7,467)
Income tax expense	4,513	4,926	2,272	15,266	2,620
Net income (loss)	$16,311	$17,271	$(19,824)	$55,230	$(10,087)
Per Share Data:
Diluted earnings (loss)	$1.03	$1.08	$(1.23)	$3.46	$(0.63)
Book value	33.71	33.22	31.00	33.71	31.00
Tangible book value(1)	28.40	27.90	25.45	28.40	25.45
Ending Balance Sheet:
Total assets	$5,875,423	$5,749,215	$5,330,708	$5,875,423	$5,330,708
Loans held for investment, net of unearned income	3,268,644	3,330,156	3,537,432	3,268,644	3,537,432
Total securities held for investment	2,136,902	2,072,452	1,366,344	2,136,902	1,366,344
Total deposits	4,957,781	4,792,666	4,333,641	4,957,781	4,333,641
Short-term borrowings	187,508	212,261	183,893	187,508	183,893
Long-term debt	154,860	169,839	245,481	154,860	245,481
Total shareholders' equity	530,264	530,293	499,081	530,264	499,081
Average Balance Sheet:
Average total assets	$5,811,228	$5,851,736	$5,311,386	$5,728,822	$5,027,692
Average total loans	3,356,680	3,396,575	3,576,642	3,394,066	3,548,968
Average total deposits	4,882,835	4,875,324	4,317,172	4,778,484	4,081,782
Financial Ratios:
Return on average assets	1.11%	1.18%	(1.48)%	1.29%	(0.27)%
Return on average equity	12.00%	13.24%	(14.88)%	14.03%	(2.60)%
Return on average tangible equity(1)	15.06%	16.75%	12.56%	17.69%	8.58%
Efficiency ratio(1)	56.34%	54.83%	55.37%	53.95%	55.95%
Net interest margin, tax equivalent(1)	3.00%	2.88%	3.14%	2.99%	3.36%
Loans to deposits ratio	65.93%	69.48%	81.63%	65.93%	81.63%
Common equity ratio	9.03%	9.22%	9.36%	9.03%	9.36%
Tangible common equity ratio(1)	7.71%	7.86%	7.82%	7.71%	7.82%
Credit Risk Profile:
Total nonperforming loans	$33,708	$41,429	$41,664	$33,708	$41,664
Nonperforming loans ratio	1.03%	1.24%	1.18%	1.03%	1.18%
Total nonperforming assets	$34,162	$42,184	$42,388	$34,162	$42,388
Nonperforming assets ratio	0.58%	0.73%	0.80%	0.58%	0.80%
Net (recoveries) charge-offs	$(880)	$406	$1,841	$(158)	$4,906
Net (recovery) charge-off ratio	(0.10)%	0.05%	0.20%	(0.01)%	0.18%
Allowance for credit losses	$47,900	$48,000	$58,500	$47,900	$58,500
Allowance for credit losses ratio	1.47%	1.44%	1.65%	1.47%	1.65%
Adjusted allowance for credit losses ratio(1)	1.51%	1.53%	1.82%	1.51%	1.82%
PPP Loans:
Average PPP loans	$143,628	$233,982	$330,969	$160,708	$146,607
Fee Income	3,593	2,469	1,312	9,735	2,374

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,356,680	$36,622	4.33%	$3,396,575	$35,255	4.16%	$3,576,642	$38,727	4.31%
Taxable investment securities	1,628,605	6,655	1.62%	1,604,463	6,483	1.62%	864,864	4,574	2.10%
Tax-exempt investment securities (2)(4)	459,717	3,043	2.63%	473,181	3,196	2.71%	405,517	2,968	2.91%
Total securities held for investment(2)	2,088,322	9,698	1.84%	2,077,644	9,679	1.87%	1,270,381	7,542	2.36%
Other	44,915	21	0.19%	48,208	19	0.16%	88,152	29	0.13%
Total interest earning assets(2)	$5,489,917	46,341	3.35%	$5,522,427	44,953	3.26%	$4,935,175	46,298	3.73%
Other assets	321,311			329,309			376,211
Total assets	$5,811,228			$5,851,736			$5,311,386
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,434,560	$1,056	0.29%	$1,469,853	$1,095	0.30%	$1,174,033	$1,049	0.36%
Money market deposits	955,174	506	0.21%	942,072	502	0.21%	847,059	622	0.29%
Savings deposits	606,449	316	0.21%	595,150	324	0.22%	473,000	351	0.30%
Time deposits	890,866	1,272	0.57%	896,169	1,488	0.67%	931,655	3,274	1.40%
Total interest bearing deposits	3,887,049	3,150	0.32%	3,903,244	3,409	0.35%	3,425,747	5,296	0.62%
Short-term borrowings	182,484	132	0.29%	218,491	161	0.30%	165,840	175	0.42%
Long-term debt	163,817	1,597	3.87%	189,644	1,712	3.62%	231,406	1,874	3.22%
Total borrowed funds	346,301	1,729	1.98%	408,135	1,873	1.84%	397,246	2,049	2.05%
Total interest bearing liabilities	$4,233,350	$4,879	0.46%	$4,311,379	$5,282	0.49%	$3,822,993	$7,345	0.76%
Noninterest bearing deposits	995,786			972,080			891,425
Other liabilities	43,040			45,035			67,111
Shareholders’ equity	539,052			523,242			529,857
Total liabilities and shareholders’ equity	$5,811,228			$5,851,736			$5,311,386
Net interest income(2)		$41,462			$39,671			$38,953
Net interest spread(2)			2.89%			2.77%			2.97%
Net interest margin(2)			3.00%			2.88%			3.14%

Total deposits(5)	$4,882,835	$3,150	0.26%	$4,875,324	$3,409	0.28%	$4,317,172	$5,296	0.49%
Cost of funds(6)			0.37%			0.40%			0.62%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $3.5 million, $2.3 million, and $1.1 million for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. Loan purchase discount accretion was $774 thousand, $873 thousand, and $1.9 million for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. Tax equivalent adjustments were $507 thousand, $519 thousand, and $536 thousand for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $615 thousand, $647 thousand, and $608 thousand for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Nine Months Ended
	September 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,394,066	$108,950	4.29%	$3,548,968	$121,957	4.59%
Taxable investment securities	1,501,252	18,231	1.62%	721,266	12,937	2.40%
Tax-exempt investment securities (2)(4)	466,209	9,442	2.71%	305,514	7,215	3.15%
Total securities held for investment(2)	1,967,461	27,673	1.88%	1,026,780	20,152	2.62%
Other	43,250	54	0.17%	70,983	233	0.44%
Total interest earning assets(2)	$5,404,777	136,677	3.38%	$4,646,731	142,342	4.09%
Other assets	324,045			380,961
Total assets	$5,728,822			$5,027,692
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,418,339	$3,142	0.30%	$1,052,816	$3,477	0.44%
Money market deposits	936,932	1,486	0.21%	814,669	3,152	0.52%
Savings deposits	585,334	926	0.21%	435,612	1,107	0.34%
Time deposits	875,027	4,613	0.70%	973,044	11,918	1.64%
Total interest bearing deposits	3,815,632	10,167	0.36%	3,276,141	19,654	0.80%
Short-term borrowings	192,083	421	0.29%	149,041	772	0.69%
Long-term debt	186,323	5,160	3.70%	219,455	4,964	3.02%
Total borrowed funds	378,406	5,581	1.97%	368,496	5,736	2.08%
Total interest bearing liabilities	$4,194,038	$15,748	0.50%	$3,644,637	$25,390	0.93%
Noninterest bearing deposits	962,852			805,641
Other liabilities	45,671			58,618
Shareholders’ equity	526,261			518,796
Total liabilities and shareholders’ equity	$5,728,822			$5,027,692
Net interest income(2)		$120,929			$116,952
Net interest spread(2)			2.88%			3.16%
Net interest margin(2)			2.99%			3.36%

Total deposits(5)	$4,778,484	$10,167	0.28%	$4,081,782	$19,654	0.64%
Cost of funds(6)			0.41%			0.76%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $9.3 million and $1.8 million for the nine months ended September 30, 2021 and September 30, 2020, respectively. Loan purchase discount accretion was $2.7 million and $7.6 million for the nine months ended September 30, 2021 and September 30, 2020, respectively. Tax equivalent adjustments were $1.6 million and $1.5 million for the nine months ended September 30, 2021 and September 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.9 million and $1.5 million for the nine months ended September 30, 2021 and September 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Total shareholders’ equity	$530,264	$530,293	$511,320	$515,250	$499,081
Intangible assets, net	(83,607)	(84,871)	(86,212)	(87,719)	(89,288)
Tangible common equity	$446,657	$445,422	$425,108	$427,531	$409,793

Total assets	$5,875,423	$5,749,215	$5,737,312	$5,556,648	$5,330,708
Intangible assets, net	(83,607)	(84,871)	(86,212)	(87,719)	(89,288)
Tangible assets	$5,791,816	$5,664,344	$5,651,100	$5,468,929	$5,241,420

Book value per share	$33.71	$33.22	$32.00	$32.17	$31.00
Tangible book value per share(1)	$28.40	$27.90	$26.60	$26.69	$25.45
Shares outstanding	15,729,451	15,963,468	15,981,088	16,016,780	16,099,324

Common equity ratio	9.03%	9.22%	8.91%	9.27%	9.36%
Tangible common equity ratio(2)	7.71%	7.86%	7.52%	7.82%	7.82%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
Return on Average Tangible Equity	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net income (loss)	$16,311	$17,271	$(19,824)	$55,230	$(10,087)
Intangible amortization, net of tax(1)	948	1,006	1,223	3,084	4,055
Goodwill impairment	—	—	31,500	—	31,500
Tangible net income	$17,259	$18,277	$12,899	$58,314	$25,468

Average shareholders’ equity	$539,052	$523,242	$529,857	$526,261	$518,796
Average intangible assets, net	(84,288)	(85,518)	(121,306)	(85,579)	(122,518)
Average tangible equity	$454,764	$437,724	$408,551	$440,682	$396,278

Return on average equity	12.00%	13.24%	(14.88)%	14.03%	(2.60)%
Return on average tangible equity(2)	15.06%	16.75%	12.56%	17.69%	8.58%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net interest income	$40,340	$38,505	$37,809	$117,462	$113,927
Tax equivalent adjustments:
Loans(1)	507	519	536	1,557	1,540
Securities(1)	615	647	608	1,910	1,485
Net interest income, tax equivalent	$41,462	$39,671	$38,953	$120,929	$116,952
Loan purchase discount accretion	(774)	(873)	(1,923)	(2,745)	(7,556)
Core net interest income	$40,688	$38,798	$37,030	$118,184	$109,396

Net interest margin	2.92%	2.80%	3.05%	2.91%	3.27%
Net interest margin, tax equivalent(2)	3.00%	2.88%	3.14%	2.99%	3.36%
Core net interest margin(3)	2.94%	2.82%	2.99%	2.92%	3.14%
Average interest earning assets	$5,489,917	$5,522,427	$4,935,175	$5,404,777	$4,646,731
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Loan interest income, including fees	$36,115	$34,736	$38,191	$107,393	$120,417
Tax equivalent adjustment(1)	507	519	536	1,557	1,540
Tax equivalent loan interest income	$36,622	$35,255	$38,727	$108,950	$121,957
Loan purchase discount accretion	(774)	(873)	(1,923)	(2,745)	(7,556)
Core loan interest income	$35,848	$34,382	$36,804	$106,205	$114,401

Yield on loans	4.27%	4.10%	4.25%	4.23%	4.53%
Yield on loans, tax equivalent(2)	4.33%	4.16%	4.31%	4.29%	4.59%
Core yield on loans(3)	4.24%	4.06%	4.09%	4.18%	4.31%
Average loans	$3,356,680	$3,396,575	$3,576,642	$3,394,066	$3,548,968
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
Efficiency Ratio	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Total noninterest expense	$29,778	$28,670	$59,939	$86,148	$117,978
Amortization of intangibles	(1,264)	(1,341)	(1,631)	(4,112)	(5,407)
Merger-related expenses	—	—	—	—	(61)
Goodwill impairment	—	—	(31,500)	—	(31,500)
Noninterest expense used for efficiency ratio	$28,514	$27,329	$26,808	$82,036	$81,010

Net interest income, tax equivalent(1)	$41,462	$39,671	$38,953	$120,929	$116,952
Noninterest income	9,182	10,218	9,570	31,224	27,994
Investment securities gains, net	(36)	(42)	(106)	(105)	(154)
Net revenues used for efficiency ratio	$50,608	$49,847	$48,417	$152,048	$144,792

Efficiency ratio (2)	56.34%	54.83%	55.37%	53.95%	55.95%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles, merger-related expenses, and goodwill impairment divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Loans held for investment, net of unearned income	$3,268,644	$3,330,156	$3,358,161	$3,482,223	$3,537,432
PPP loans	(89,354)	(184,390)	(248,682)	(259,260)	(331,703)
Core loans	$3,179,290	$3,145,766	$3,109,479	$3,222,963	$3,205,729
Allowance for credit losses	$47,900	$48,000	$50,650	$55,500	$58,500

Allowance for credit losses ratio	1.47%	1.44%	1.51%	1.59%	1.65%
Adjusted allowance for credit losses ratio(1)	1.51%	1.53%	1.63%	1.72%	1.82%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Commercial loans:
Commercial and industrial	$927,258	$982,092	$993,770	$1,055,488	$1,103,102
Agricultural	106,356	107,834	117,099	116,392	129,453
Commercial real estate	1,699,358	1,705,789	1,693,592	1,732,361	1,707,035
Total commercial loans	$2,732,972	$2,795,715	$2,804,461	$2,904,241	$2,939,590
Consumer loans:
Residential real estate	$468,136	$468,581	$474,433	$499,106	$521,570
Other consumer	67,536	65,860	79,267	78,876	76,272
Total consumer loans	$535,672	$534,441	$553,700	$577,982	$597,842
Loans held for investment, net of unearned income	$3,268,644	$3,330,156	$3,358,161	$3,482,223	$3,537,432

PPP loans	$89,354	$184,390	$248,682	$259,260	$331,703

Core loans(1)	$3,179,290	$3,145,766	$3,109,479	$3,222,963	$3,205,729
Core commercial loans(2)	$2,643,618	$2,611,325	$2,555,779	$2,644,981	$2,607,887
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800